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                                                                    EXHIBIT 99.1

                                                                 No.: __________

                                                  Outstanding Shares: __________

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     NORTHSTAR FINANCIAL CORPORATION FOR THE
                      SPECIAL MEETING ON JANUARY ____, 2006

The undersigned hereby names _________________________ and _________________, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me in my place and stead to attend the Special Meeting of Shareholders of NorthStar Financial Corporation to be held on January _____, 2006 at _____ _.m., and any adjournments thereof, and to vote all of my shares that are entitled to vote at the meeting with all the powers that I would possess if personally present.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark your vote as in this example. [X] Check only one box for each proposal.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE
                             PROPOSALS LISTED BELOW.

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGERS DATED AS OF SEPTEMBER 12, 2005, BY AND AMONG NORTHSTAR FINANCIAL CORPORATION, NORTHSTAR BANK, FRONTIER FINANCIAL CORPORATION, AND FRONTIER BANK.

                             FOR   AGAINST   ABSTAIN
                             [ ]     [ ]       [ ]

2. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


SIGNATURE                               DATE
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SIGNATURE                               DATE
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NOTE: Please sign exactly as name appears above. Joint owners each should sign.
     Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.